As filed with the Securities and Exchange Commission on April 4, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Presto Automation Inc.
(Exact name of registrant as specified in its charter)
Delaware	84-2968594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
985 Industrial Road
San Carlos, CA 94070
Telephone: (650) 817-9012
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Susan Shinoff
Presto Automation Inc.
985 Industrial Road
San Carlos, CA 94070
Telephone: (650) 817-9012
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Colin Diamond
Will Burns
Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Telephone: (212) 318-6000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
We are filing this Registration Statement on Form S-3 (this “Registration Statement”)to satisfy our obligations under (i) the registration rights agreement, dated as of January 30, 2024, by and between Presto Automation, Inc., a Delaware corporation (the “Company”), and each of the buyer signatory thereto, (ii) the registration rights agreement, dated as of March 31, 2023, by and among the Company and the Company’s lenders (the “Lenders”), (iii) the registration rights agreement, dated as of October 10, 2023, between the Company and Presto CA LLC (“Presto CA”), (iv) the common stock purchase agreements, each dated November 17, 2023, between the Company and each of the investors thereto and (v) the registration rights agreement, dated as of March 1, 2024, between the Company and Remus Capital Series B II, L.P.
As further described in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 2, 2024 and March 4, 2024, our offering of subordinated notes that closed on February 2, 2024 (the “January Offering”) and our registered direct offering of shares of our common stock, par value $0.01 per share (the “Common Stock”), that closed on March 4, 2024 (the “March Offering”) each triggered certain anti-dilution provisions requiring us to, among other things, issue additional shares of Common Stock to Presto CA and the November 2023 Purchasers and to adjust the number of shares underlying warrants held by Metropolitan (as defined below) (the “Anti-Dilution Shares”). The issuances of such Anti-Dilution Shares were limited pursuant to Nasdaq Listing Rule 5635(d) absent shareholder approval. On February 26, 2024, the Company held a special meeting of stockholders and the stockholders approved, among other things, the issuance of the Anti-Dilution Shares triggered by the January Offering in excess of 19.99% of the Company’s outstanding Common Stock (the “January Anti-Dilution Shares”). The January Anti-Dilution Shares were subsequently issued to the applicable holders. Further, the Company plans to hold an additional special meeting of stockholders (the “Special Meeting”) and to file a preliminary proxy statement to, among other things, approve the issuance of the Anti-Dilution Shares triggered by the March Offering in excess of 19.99% of the Company’s outstanding Common Stock (the “March Anti-Dilution Shares”). As of the date of this filing, none of the March Anti-Dilution Shares have been issued, and the March Anti-Dilution Shares will be issued subsequent to the approval of the proposals at the Special Meeting. In this Registration on Form S-3, we have assumed that the proposals will be approved, and therefore have reflected all of the Anti-Dilution Shares as outstanding in the Selling Stockholder table of and throughout this Registration Statement.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 4, 2024
PROSPECTUS
Presto Automation Inc.
Secondary Offering of
103,757,492 Shares of Common Stock
This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”) of up to 103,757,492 shares of common stock, par value $0.01 per share (the “Common Stock”), of Presto Automation Inc., a Delaware corporation (the “Company,” “we,” “us” or “Presto”), which consist of the following (the “Resale Shares”):
(i)
36,000,000 shares of Common Stock issuable upon the conversion of the Company’s subordinated notes (the “January 2024 Notes”) issued pursuant to securities purchase agreements, dated January 30, 2024, between us and the buyers thereto;

(ii)
up to 10,799,549 shares of Common Stock that may become issuable upon conversion of capitalized pay-in-kind interest (“PIK Interest”) that may accrue through the maturity date of the January 2024 Notes;

(iii)
3,840,000 shares of Common Stock issuable upon the conversion of the Company’s subordinated convertible note (the “Remus Note”) issued to Remus Capital Series B II, L.P. on March 1, 2024;

(iv)
up to 1,100,665 shares of Common Stock that may become issuable upon conversion of capitalized PIK Interest that may accrue through the maturity date of the Remus Note;

(v)
8,517,278 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, subject to adjustment, held by Metropolitan Partners Group Administration, LLC (“Metropolitan”), the administrative, payment and collateral agent for Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP, and CEOF Holdings LP (the “Metropolitan Entities”), pursuant to that certain Credit Agreement entered into initially on September 21, 2022, as subsequently amended (the “Credit Agreement”), such warrants being issued in consideration of the conversion of interest into principal and in respect of amendments to the Credit Agreement, including shares to be issued pursuant to the anti-dilution adjustment provisions in such warrants (the “Fifth Amendment Warrants”);

(vi)
21,000,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, issued pursuant to the anti-dilution adjustment provisions in such warrants (together with the Fifth Amendment Warrants, the “Met Warrants”);

(vii)
10,500,000 shares of Common Stock that were issued or will be issued pursuant to the anti-dilution provisions in the securities purchase agreement, dated as of October 10, 2023, between us and Presto CA LLC (the “CA Purchase Agreement”); and

(viii)
12,000,000 shares of Common Stock that were issued or will be issued pursuant to the anti-dilution provisions in the common stock purchase agreements, dated as of November 17, 2023, between us and the purchasers thereto (the “November 2023 Purchase Agreements”).

Pursuant to Nasdaq Listing Rule 5635(d), the total number of shares of Common Stock that can be issued upon conversion of the January 2024 Notes, upon exercise of the Fifth Amendment Warrants and the Met Warrants, pursuant to the anti-dilution provisions in the CA Purchase Agreement and in the November 2023 Purchase Agreements, are limited to 19.99% of the outstanding shares of the Company at the time of the closing of the offerings, as applicable, absent shareholder approval. On February 26, 2024, the Company held a special meeting of stockholders and the stockholders approved, among other things, the issuance of the Anti-Dilution Shares triggered by our offering of subordinated notes that closed on February 2, 2024 (the “January Offering”) in excess of 19.99% of the Company’s outstanding Common Stock (the “January Anti-Dilution Shares”). The January Anti-Dilution Shares were subsequently issued to the applicable holders. Further, the Company plans to hold an additional special meeting of stockholders (the “Special Meeting”) and to file a preliminary proxy statement for the Special Meeting to, among other things, approve the issuance of the anti-dilution shares triggered by our registered direct offering of shares of Common Stock that closed on March 4, 2024 (the “March Offering”) in excess of 19.99% of the Company’s outstanding Common Stock (the “March Anti-Dilution Shares”). As of the date of this filing, none of the 9,000,000 March Anti-Dilution Shares have been issued, and the March Anti-Dilution Shares will be issued subsequent to the approval of the proposals at the Special Meeting. Assuming the proposals are approved at the Special Meeting, we are registering for resale the total number of shares issuable under the Met Warrants and pursuant to the anti-dilution provisions in the CA Purchase Agreement and in the November 2023 Purchase Agreements.
This prospectus provides you with a general description of such securities and the general manner in which the Selling Stockholders may offer or sell the securities. More specific terms of any securities that the Selling Stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale by the Selling Stockholders of the Resale Shares. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities by the Selling Stockholders pursuant to this prospectus. We will receive the proceeds from any exercise of warrants for cash, but will not receive any proceeds as a result of the cashless exercise of warrants, to the extent permitted.
Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will issue, offer or sell, as applicable, any of the securities. The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the securities in the section entitled “Plan of Distribution.” You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our shares of Common Stock are listed on the Nasdaq Global Market under the symbol “PRST.” On April 3, 2024, the closing sale price of our Common Stock was $0.19. Our warrants are listed on the Nasdaq Global Market under the symbol “PRSTW.” On April 3, 2024, the closing sale price of our warrants was $0.02.
The sale of all of the securities registered for resale hereunder, or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. See “Risk Factors — Risks Relating to Our Common Stock and Warrants” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for more information.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus and similar sections contained in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is         , 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. The Selling Stockholders may use the shelf registration statement to sell up to an aggregate of up to 103,757,492 shares of Common Stock. More specific terms of any securities that the Selling Stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Where You Can Find More Information,” and you may obtain copies of those documents as described below.
Unless the context indicates otherwise, references to the “Company,” “PRST,” “we,” “us” and “our” refer to Presto Automation Inc., a Delaware corporation, and its consolidated subsidiaries.

TRADEMARKS
This document and those incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated herein by reference, contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and/or the documents incorporated herein by reference, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, those described in our filings made with the SEC from time to time incorporated herein by reference.
These forward-looking statements speak only as of the date of such statements. Forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information contained in the documents we incorporate by reference and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the documents incorporated herein by reference, especially the risk factors, management’s discussion and analysis of financial condition and results of operations, and consolidated financial statements and the related notes. See the section titled “Where You Can Find More Information.”
Overview
We provide enterprise grade AI and automation solutions to the restaurant technology industry. Our solutions are designed to decrease labor costs, improve staff productivity, increase revenue and enhance the guest experience. We offer our AI solution, Presto Voice, to quick service restaurants (QSR) and our pay-at-table tablet solution, Presto Touch, to casual dining chains. Some of the most recognized restaurant names in the United States are among our customers, including Carl’s Jr. and Hardee’s, Wienerschnitzel and Checkers for Presto Voice and Applebee’s and Chili’s for Presto Touch.
Following our founding in 2008, we initially focused exclusively on Presto Touch. As of June 30, 2023, we had shipped over 277,000 Presto Touch tablets to three of the largest casual dining chains in the United States. Presto Voice addresses the pressing needs of drive-thru restaurant operators by improving order accuracy, reducing labor costs and increasing revenue through menu upselling, while also providing guests with an improved drive-thru experience. While Presto Touch has accounted for substantially all of our historical revenues, we believe that Presto Voice will contribute an increasing portion of our revenues in the future.
We are considering strategic alternatives related to our Presto Touch solution, which could include either a sale, partial sale or abandonment in the coming months, and allows us to focus our efforts on our Presto Voice solution. Refer to Note 15 in Part I, Item 1, of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023 for details on a memorandum of understanding (the “MOU”) relating to the Presto Touch solution entered into on January 17, 2024. Since the Touch Business is in the process of being wound down and the parties are in discussions to determine whether the MOU will be amended to effect the sale of the assets of that business.
The restaurant technology market, while still nascent, continues to rapidly develop and evolve in response to the challenges faced by restaurant operators and the productivity enhancements available to them through the use of technological advances. While growing and robust, the restaurant industry today faces increasing labor and other costs. At the same time, a higher percentage of guests are ordering food and drink via the drive-thru. In an era of high inflation, restaurant operators need to simultaneously lower their costs and generate higher revenues to leverage their cost structures. We believe our solutions help restaurant operators address these concerns with compelling end-to-end solutions that seamlessly integrate into a restaurant’s existing technology stacks.
Corporate Information
Our principal executive office is located at 985 Industrial Road, San Carlos, CA 94070. Our telephone number is (650) 817-9012. Our website address is www.presto.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, our most recent Quarterly Reports on Form 10-Q and any subsequent Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of the Resale Shares held by the Selling Stockholders pursuant to this prospectus. We will receive the proceeds from any exercise of warrants for cash, but will not receive any proceeds as a result of the cashless exercise of warrants, to the extent permitted.
The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their Resale Shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF COMMON STOCK
A description of our Common Stock is set forth in our registration statement on Form 8-A as originally filed with the SEC on December 23, 2020 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023), which description is incorporated by reference herein.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders of up to an aggregate of 103,757,492 shares of Common Stock, which includes:
(i)
36,000,000 shares of Common Stock issuable upon the conversion of the January 2024 Notes issued pursuant to securities purchase agreements, dated January 30, 2024, between us and the buyers thereto;

(ii)
up to 10,799,549 shares of Common Stock that may become issuable upon conversion of capitalized PIK Interest that may accrue through the maturity date of the January 2024 Notes;

(iii)
3,840,000 shares of Common Stock issuable upon the conversion of the Remus Note issued to Remus Capital Series B II, L.P. on March 1, 2024;

(iv)
up to 1,100,665 shares of Common Stock that may become issuable upon conversion of capitalized PIK Interest that may accrue through the maturity date of the Remus Note;

(v)
29,517,278 shares of Common Stock issuable upon the exercise of warrants by Metropolitan and the Metropolitan Entities, which consist of:

a.
8,517,278 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, that were issued in consideration of the conversion of interest into principal and in respect of amendments to the Credit Agreement, including shares to be issued pursuant to the anti-dilution adjustment provisions in such warrants; and

b.
21,000,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, issued pursuant to the anti-dilution adjustments provisions in such warrants.

(vi)
10,500,000 shares of Common Stock that were issued pursuant to the anti-dilution adjustment provisions in the CA Purchase Agreement; and

(vii)
12,000,000 shares of Common Stock that were issued pursuant to the anti-dilution adjustment provisions in the November 2023 Purchase Agreement.

Pursuant to Nasdaq Listing Rule 5635(d), the total number of shares of Common Stock that can be issued upon conversion of the January 2024 Notes, upon exercise of the Fifth Amendment Warrants and the Met Warrants, and pursuant to the anti-dilution provisions in the CA Purchase Agreement and in the November 2023 Purchase Agreements, are limited to 19.99% of the outstanding shares of the Company at the time of the closing of the offerings, as applicable, absent shareholder approval. On February 26, 2024, the Company held a special meeting of stockholders and the stockholders approved, among other things, the issuance of the January Anti-Dilution Shares. The January Anti-Dilution Shares were subsequently issued to the applicable holders. Further, the Company plans to hold an additional Special Meeting and to file a preliminary proxy statement for the Special Meeting to, among other things, approve the issuance of the March Anti-Dilution Shares. As of the date of this filing, none of the 9,000,000 March Anti-Dilution Shares have been issued, and the March Anti-Dilution Shares will be issued subsequent to the approval of the proposals at the Special Meeting. Assuming the proposals are approved at the Special Meeting, we are registering for resale the total number of shares issuable under the Met Warrants and pursuant to the anti-dilution provisions in the CA Purchase Agreement and in the November 2023 Purchase Agreements.
The Selling Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock other than through a public sale. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The following table sets forth, to the Company’s knowledge after review of information reasonably obtainable, as of the date of this filing (or such other date as such information was provided to us by the applicable Selling Stockholders), the name and address of the Selling Stockholders, the number of shares of Common Stock beneficially owned, the number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Stockholders after the sale of the securities offered hereby.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
The beneficial ownership of our Common Stock is based on 104,175,894 shares of our Common Stock outstanding as of March 31, 2024, assuming the March Anti-Dilution Shares are issued and outstanding as described above. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options, within 60 days of March 31, 2024. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of March 31, 2024 that vest within 60 days of March 31, 2024 are considered outstanding and beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.
	Beneficially Owned Before the Offering		Number of Shares of Common Stock Being Offered	Beneficially Owned After the Offering
Selling Stockholder(1)	Number of Shares of Common Stock	% of Common Stock		Number of Shares of Common Stock	% of Common Stock
626RB FT LLC(2)	4,000,000	3.8%	3,000,000	1,000,000	1.0%
Acadia Woods Partners, LLC(3)	2,101,245	2.0%	1,569,995	531,250	*
Cleveland Avenue LLC(4)	20,500,000	19.7%	10,500,000	10,000,000	9.6%
Cosme Fagundo(5)	139,999	*	129,999	10,000	*
Falcons Capital Group, LLC(6)	1,181,466	1.1%	1,039,990	141,476	*
Frank V. Sica	669,781	*	450,000	219,781	*
Hunter Ventures Limited(7)	31,199,699	23.1%	31,199,699	—	—
John Thain	4,000,000	3.8%	3,000,000	1,000,000	1.0%
Kuntala P. Das	550,000	*	450,000	100,000	*
Metropolitan Levered Partners Fund VII, LP(8)	12,040,010(9)	4.99%(9)	9,466,321	2,573,689	2.5%
Metropolitan Partners Fund VII, LP(8)	16,755,043(10)	4.99%(10)	13,173,505	3,581,538	3.4%
Metropolitan Offshore Partners Fund VII, LP(8)	3,968,451(11)	3.7%(11)	3,120,134	848,317	*
CEOF Holdings LP(12)	4,778,774	4.4%	3,757,318	1,021,456	1.0%
Remus Capital Series B II, L.P.(13)	18,850,531	15.3%	18,850,531	—	—
Sheel Tyle	1,250,000	1.2%	1,050,000	200,000	*
William Souillard- Mandar	3,000,000	2.9%	3,000,000	—	—

*
Indicates beneficial ownership of less than 1%.

(1)
Unless otherwise noted, the business address of these securityholders is c/o Presto Automation Inc., 985 Industrial Road, San Carlos, CA 94070.

(2)
Bethany Millard is a managing member of 626RB FT LLC and has voting and investment power over the shares held by the entity. The business address of 626RB FT LLC is 3995 South Douglas Rd., Miami, FL 33133.

(3)
Includes 519,995 shares issuable upon conversion of the January 2024 Notes, including the PIK Interest thereon. Jeffrey Samberg is the Managing Member of Acadia Woods Partners, LLC and has voting and investment power over the shares held by the entity. The business address of Acadia Woods Partners, LLC is c/o Hawkes Financial LLC, 77 Bedford Road, Katonah, NY 10536.

(4)
Cleveland Avenue Food and Beverage Fund II, LP (“CAFB Fund II”) is the sole member of Presto CA. Cleveland Avenue GP II, LLC (“Cleveland Avenue GP II”) is the general partner of CAFB Fund II. Cleveland Avenue, LLC (“CA LLC”) is the sole member of Cleveland Avenue GP II. Keith Kravcik, a director and significant stockholder of the Company, is the Chief Investment Officer for all of CA LLC’s various investment funds. Donald Thompson is the sole manager of CA LLC. Consequently, Mr. Thompson may be deemed to have sole voting and dispositive power over the shares held directly by Presto CA. Mr. Thompson disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of Presto CA is c/o Cleveland Avenue, 222 N. Canal St., Chicago, IL 60606.

(5)
Includes 129,999 shares issuable upon conversion of the January 2024 Notes, including the PIK Interest thereon.

(6)
Includes 1,039,990 shares issuable upon conversion of the January 2024 Notes, including the PIK Interest thereon. Shamsuddin Charania has voting and investment power over the shares held by the entity. The business address of Falcons Capital Group, LLC is 1995 N. Park Place, Suite 430, Atlanta, GA 30339.

(7)
Includes 31,199,699 shares issuable upon conversion of the January 2024 Notes, including the PIK Interest thereon. Patrick Tsang has voting and investment power over the shares held by the entity. The business address of Hunter Ventures Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(8)
MPF VII GP, LLC, an affiliate of Metropolitan Partners Group, is the general partner of Metropolitan Levered Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP, and Metropolitan Partners Fund VII, LP. Paul Lisiak is the Managing Partner of MPF VII GP, LLC and directs the voting and investment decisions with respect to the shares held by such entities. The business address of such entities is 850, Third Avenue, 18th Floor, New York, New York 10022. Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP are lenders under the Credit Agreement.

(9)
Includes 11,847,581 shares issuable upon exercise of warrants. Metropolitan Levered Partners Fund VII, LP is prohibited, subject to certain exceptions, from exercising the penny warrants to the extent that immediately prior to or after giving effect to such exercise, Metropolitan Levered Partners Fund VII, LP, together with its affiliates and other attribution parties, would own more than 4.99% (subject to increase up to 9.99% upon 61 days’ written notice to the Company) of the total number of shares of the Company’s Common Stock then issued and outstanding.

(10)
Includes 16,678,679 shares issuable upon exercise of warrants. Metropolitan Partners Fund VII, LP is prohibited, subject to certain exceptions, from exercising the penny warrants to the extent that immediately prior to or after giving effect to such exercise, Metropolitan Partners Fund VII, LP, together with its affiliates and other attribution parties, would own more than 4.99% (subject to increase up to 9.99% upon 61 days’ written notice to the Company) of the total number of shares of the Company’s Common Stock then issued and outstanding.

(11)
Includes 3,368,451 shares issuable upon exercise of warrants. Metropolitan Offshore Partners Fund VII, LP is prohibited, subject to certain exceptions, from exercising the penny warrants to the extent that immediately prior to or after giving effect to such exercise, Metropolitan Offshore Partners Fund VII,

LP, together with its affiliates and other attribution parties, would own more than 4.99% (subject to increase up to 9.99% upon 61 days’ written notice to the Company) of the total number of shares of the Company’s Common Stock then issued and outstanding.
(12)
Includes 4,702,410 shares issuable upon exercise of warrants. Corbin Capital Partners, L.P., is the investment manager of CEOF Holdings LP (“CEOF”). Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P. and directs the voting and investment decisions with respect to the reported shares held by CEOF, but disclaims beneficial ownership of such shares. The business address of CEOF is 575 Madison Avenue, 21st Floor, New York, New York 10022. CEOF is a lender under the Credit Agreement.

(13)
Includes 13,909,866 shares issuable upon conversion of the January 2024 Notes, including the PIK Interest thereon, and 4,940,665 issuable upon conversion of the Remus Note, including the PIK Interest thereon. Krishna K. Gupta, a director and significant stockholder of the Company, has joint voting and dispositive power of the shares held by the entity.

PLAN OF DISTRIBUTION
This prospectus relates to the resale from time to time by the Selling Stockholders named in this prospectus of an aggregate of 103,757,492 shares of Common Stock.
We are registering the securities covered by this prospectus on behalf of the Selling Stockholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such securities will be borne by the Selling Stockholders.
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders.
Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders, as applicable. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the applicable exchange;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
“at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
sales directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
To the extent required, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
The Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Stockholders may also sell the securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by Paul Hastings LLP, 200 Park Avenue, New York, New York 10166 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Presto Automation Inc.’s Annual Report on Form 10-K for the year ended June 30, 2023 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a going concern uncertainty and the adoption of a new accounting standard) given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed registration statements on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://investor.presto.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on October 11, 2023, as amended by Amendment No. 1 to our Annual Report for the year ended June 30, 2023 on Form 10-K/A, filed with the SEC on October 12, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 20, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, filed with the SEC on February 20, 2024 and accepted by the SEC on February 21, 2024;

•
our Current Reports on Form 8-K, filed with the SEC on August 2, 2023, August 31, 2023, October 11, 2023 (excluding information under Item 2.02), October 20, 2023, November 21, 2023, December, 5, 2023, December 12, 2023, December 14, 2023 (excluding information under Item 7.01), December 22, 2023, January 4, 2024, January 22, 2024, February 1, 2024, February 2, 2024 (and subsequent Form 8-K/A filed on February 20, 2024), February 8, 2024, February 29, 2024, March 4, 2024, March 11, 2024, March 18, 2024 and March 21, 2024; and

•
the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-39830) filed on December 23, 2020, and any amendments or reports filed for the purposes of updating this description (including Exhibit 4.1 to the Annual Report on Form 10-K for the year ended June 30, 2023).
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information “furnished to,” rather than “filed with,” the SEC under the Exchange Act, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Presto Automation Inc.
985 Industrial Road
San Carlos, CA 94070
Telephone: (650) 817-9012
Attention: Corporate Secretary
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Presto Automation Inc.
Secondary Offering of
103,757,492 Shares of Common Stock
PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses expected to be borne by us in connection with the securities being registered hereby, other than underwriting discounts and commissions.
Securities and Exchange Commission registration fee	$2,603.48
Accounting fees and expenses	$20,000
Legal fees and expenses	$75,000
Financial printing and miscellaneous expenses	$15,000
Total	$112,603.48
Item 15.   Indemnification of Directors and Officers
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s Certificate of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders or monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Item 16.   Exhibits
(a)
Exhibits

Exhibit Number	Exhibit Description
2.1	Merger Agreement, dated as of November 10, 2021, by and among VTAQ, Ventoux Merger Sub I, Ventoux Merger Sub II and Legacy Presto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on November 10, 2021).
2.2	Amendment No. 1 to Merger Agreement, dated as of April 1, 2022, by and among VTAQ, Ventoux Merger Sub I, Ventoux Merger Sub II and Presto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on April 4, 2022).
2.2	Amendment No. 2 to Merger Agreement, dated as of July 25, 2022, by and among VTAQ, Ventoux Merger Sub I, Ventoux Merger Sub II and Presto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on July 26, 2022).
3.1	Second Amended & Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 27, 2022).
3.2	Bylaws of Presto Automation Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on September 27, 2022).
4.1	Registration Rights Agreement, dated as of October 17, 2023, by and among Presto Automation Inc. and certain persons listed therein (incorporated by reference to Exhibit 4.36 to the Registration Statement on Form S-3 filed on October 20, 2023).
4.2	Amended and Restated Warrant to Purchase Common Stock, dated March 21, 2024, by and between Presto Automation Inc. and Metropolitan Levered Partners Fund VII, LP (originally issued October 16, 2023) (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on March 21, 2024).

Exhibit Number	Exhibit Description
4.3	Amended and Restated Warrant to Purchase Common Stock, dated March 21, 2024, by and between Presto Automation Inc. and Metropolitan Partners Fund VII, LP (originally issued October 16, 2023) (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on March 21, 2024).
4.4	Amended and Restated Warrant to Purchase Common Stock, dated March 21, 2024, by and between Presto Automation Inc. and Metropolitan Offshore Partners Fund VII, LP (originally issued October 16, 2023) (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on March 21, 2024).
4.5	Amended and Restated Warrant to Purchase Common Stock, dated January 30, 2024, by and between Presto Automation Inc. and CEOF Holdings, LP (originally issued October 16, 2023) (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on March 21, 2024).
4.6	Form of Subordinated Convertible Note, dated as of January 30, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 2, 2024).
4.7	Form of Registration Rights Agreement, dated as of January 30, 2024, by and between Presto Automation Inc. and the holders thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on February 2, 2024).
4.8	Amended and Restated Warrant to Purchase Common Stock, dated March 21, 2024, by and between Presto Automation Inc. and Metropolitan Levered Partners Fund VII, LP (originally issued on January 30, 2024) (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on March 21, 2024).
4.9	Amended and Restated Warrant to Purchase Common Stock, dated March 21, 2024, by and between Presto Automation Inc. and Metropolitan Partners Fund VII, LP (originally issued on January 30, 2024) (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on March 21, 2024).
4.10	Amended and Restated Warrant to Purchase Common Stock, dated March 21, 2024, by and between Presto Automation Inc. and Metropolitan Offshore Partners Fund VII, LP (originally issued on January 30, 2024) (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on March 21, 2024).
4.11	Amended and Restated Warrant to Purchase Common Stock, dated March 21, 2024, by and between Presto Automation Inc. and CEOF Holdings, LP (originally issued on January 30, 2024) (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on March 21, 2024).
4.12	Form of Subordinated Convertible Note, dated as of March 1, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 4, 2024).
4.13	Form of Registration Rights Agreement, dated as of March 1, 2024 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on March 4, 2024).
4.14	Waiver and Extension of Registration Rights, dated as of March 21, 2024, by and among Presto Automation Inc., Presto CA LLC, CEOF Holdings LP and certain entities affiliated with Metropolitan Partners Group Administration, LLC (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on March 21, 2024).
10.1	Form of Common Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 21, 2023).
10.2	Form of Securities Purchase Agreement, dated as of January 30, 2024, by and between Presto Automation Inc. and the buyers thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 2, 2024).

Exhibit Number	Exhibit Description
10.3
Fifth Amendment to Credit Agreement, dated as of January 31, 2024, by and among Presto Automation LLC, Presto Automation Inc., the lenders party thereto and Metropolitan Partners Group Administration, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on February 2, 2024).

5.1+	Opinion of Paul Hastings LLP.
23.1+	Consent of Moss Adams LLP.
23.2+	Consent of Paul Hastings LLP (included in Exhibit 5.1).
24.1+	Power of Attorney (included on signature page hereto).
107+	Filing Fee Table.

+
Filed herewith.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on April 4, 2024.
PRESTO AUTOMATION INC.
By:
/s/ Guillaume Lefevre

Guillaume Lefevre
Interim Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan Shinoff and Stanley Mbugua, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including pre-effective and post-effective amendments), supplements and additions to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Guillaume Lefevre Guillaume Lefevre	Interim Chief Executive Officer (Principal Executive Officer)	April 4, 2024
/s/ Stanley Mbugua Stanley Mbugua	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 4, 2024
/s/ Edward Scheetz Edward Scheetz	Chairman of the Board	April 4, 2024
/s/ Tewfik Cassis Tewfik Cassis	Director	April 4, 2024
/s/ Krishna Gupta Krishna Gupta	Director	April 4, 2024
/s/ Stephen Herbert Stephen Herbert	Director	April 4, 2024
/s/ Keith Kravcik Keith Kravcik	Director	April 4, 2024

Signature	Title	Date
/s/ Matthew MacDonald Matthew MacDonald	Director	April 4, 2024
/s/ Gail Zauder Gail Zauder	Director	April 4, 2024